                         AMERICAN BUSINESS CREDIT, INC.,
                           HOMEAMERICAN CREDIT, INC.
                             D/B/A UPLAND MORTGAGE,
                                       AND
                     NEW JERSEY MORTGAGE & INVESTMENT CORP.
                     --------------------------------------

                                   $5,000,000

                                 LOAN AGREEMENT

                          dated as of December 30, 1998
                     --------------------------------------

                          CHASE BANK OF TEXAS, NATIONAL
                               ASSOCIATION, LENDER

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
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
                             INDEX OF DEFINED TERMS


10/98 Credit Agreement.....................................................21
12/98 Security Agreement - Class R Certificate...........................1, 7
ABC.........................................................................1
Affiliate...................................................................1
Agreement...................................................................1
Annual Financial Statements ................................................1
Applicable LIBOR Margin ....................................................8
Bankruptcy Code ............................................................2
Borrowers...................................................................1
Borrowing Authorization ....................................................2
Business Day ...............................................................2
Ceiling Rate ...............................................................8
Chapter 1D..................................................................8
Claim......................................................................30
Class R Certificate ........................................................2
Class R Certificate's Value ................................................2
Code .......................................................................3
Collateral .................................................................3
Commitment .................................................................3
Compliance Certificate.....................................................17
Contribution Agreement......................................................3
Controlled Group ...........................................................3
Credit Papers ..............................................................3
Debt .......................................................................3
Default ....................................................................4
ERISA ......................................................................4
Facility Debt ..............................................................4
Financing Statements .......................................................4
GAAP .......................................................................4
Governmental Authority .....................................................4
Guarantor ..................................................................4
Guaranty ...................................................................4
HAC.........................................................................1
Hazardous Substance ........................................................5
Indemnified Parties........................................................27
Legal Requirement ..........................................................5
Lender......................................................................1
LIBOR ......................................................................8
Lien .......................................................................5
Loan Availability Period ...................................................5

Maturity Date ..............................................................5
Maximum Loan Available Amount ..............................................5
Net Working Capital ........................................................5
NJMI........................................................................1
Note .......................................................................5
Organizational Documents ...................................................5
Participant................................................................11
Parties ....................................................................5
Past Due Rate ...........................................................6, 9
PBGC .......................................................................6
Perfection Certificate .....................................................6
Person .....................................................................6
Plan .......................................................................6
Pledgor.....................................................................6
Pooling and Servicing Agreement ............................................6
Prime Rate .................................................................9
Proper Form ................................................................6
Property ...................................................................6
PUHC Act...................................................................15
Quarterly Financial Statements .............................................6
Request for Credit .........................................................7
Requirements of Environmental Law ..........................................7
Reuters Screen LIBO ........................................................9
Security Agreements ........................................................7
Security Documents .........................................................7
Specified Courts...........................................................29
Stated Rate ................................................................9
Subsidiary .................................................................7
Termination Date ...........................................................7
Texas Finance Code..........................................................8
Unfunded Liabilities .......................................................8
weekly ceiling..............................................................8
"Applicable LIBOR Margin"...................................................8
"Chapter 1D"................................................................8
"indicated rate ceiling"....................................................8
"LIBOR".....................................................................8
"Past Due Rate".............................................................9
"Prime Rate"................................................................9
"Reuters Screen LIBO Page"..................................................9
"Stated Rate"...............................................................9
"weekly ceiling"............................................................8

                                TABLE OF CONTENTS


1.  Definitions..............................................................1
      1.1     General Definitions............................................1
      1.2     Definitions for Interest Calculations..........................8
      1.3     Other Definitional Provisions..................................9
2.  Loans...................................................................10
      2.1     Agreement to Lend.............................................10
      2.2     Mandatory Payment and Prepayments.............................10
      2.3     Interest......................................................11
      2.4     Rate of Return Maintenance Covenant...........................11
3.  Conditions Precedent....................................................12
      3.1     Conditions to Loans...........................................12
      3.2     Additional Conditions.........................................12
4.  Representations and Warranties..........................................13
      4.1     Duly Organized................................................13
      4.2     No Consents Required..........................................13
      4.3     No Conflicts or Violations....................................13
      4.4     Due Execution and Proper Form.................................13
      4.5     Information Correct; No Material Adverse Change...............13
      4.6     Tax Returns Filed and Taxes Paid..............................14
      4.7     No Condemnation or Suit.......................................14
      4.8     No Default....................................................14
      4.9     No Material Adverse Agreements. ..............................14
      4.10    Solvent, No Proceedings.......................................14
      4.11    No Untrue or Misleading Representations.......................14
      4.12    Not Purpose Credit............................................14
      4.13    Permits, Etc..................................................15
      4.14    Compliance with Legal Requirements and Good Practices.........15
      4.15    ERISA.........................................................15
      4.16    Investment Company Act of 1940................................15
      4.17    PUHC Act......................................................15
      4.18    Environmental Matters.........................................15
      4.19    Chief Executive Office........................................16
      4.20    Subsidiaries..................................................16
      4.21    Joint and Several Representations.............................16
      4.22    Year 2000.....................................................16

5.  Affirmative Covenants.....................................................17
      5.1     Pay Taxes, Preserve Existence, Comply
              with Legal Requirements, Pay Debts..............................17
      5.2     Furnish Financial Statements....................................17
      5.3     Inspections.....................................................18
      5.4     Further Assurances..............................................18
      5.5     GAAP Books......................................................18
      5.6     Insurance.......................................................18
      5.7     Notice of Suits, Etc............................................18
      5.8     PBGC Notices....................................................19
      5.9     Use of Loan Proceeds............................................19
6.  Negative Covenants........................................................20
      6.1     Merger, Consolidation, Etc......................................20
      6.2     Redemption and Dividends........................................20
      6.3     No Change in Business...........................................20
      6.4     Arm's-length Transactions.......................................20
      6.5     No New Subsidiaries.............................................20
7.  Default...................................................................21
      7.1     Events of Default...............................................21
      7.2     Remedies........................................................24
8.  Lender's Right to Cure....................................................24
9.  Miscellaneous.............................................................25
      9.1     Usury Not Intended; Savings Provisions..........................25
      9.2     Documentation Requirements......................................25
      9.3     Credit Papers Cumulative........................................26
      9.4     Satisfaction of Conditions......................................26
      9.5     Survival........................................................26
      9.6     Borrowers Agree to Pay or Reimburse Lender's Expenses...........26
      9.7     Amendments in Writing...........................................27
      9.8     Notices.........................................................28
      9.9     Lender's Offset Rights..........................................29
      9.10    Venue...........................................................29
      9.11    Rights Cumulative; Delay Not Waiver.............................30
      9.12    Severability....................................................30
      9.13    Release of Claims...............................................30
      9.14    Entire Agreement................................................31
      9.15    Counterparts....................................................31
      9.16    Sale and Assignment.............................................31
      9.17    NOTICE PURSUANT TO TEX. BUS. & COMM. CODEss.26.02...............31

                                 LOAN AGREEMENT

         This Loan Agreement is made as of December 30, 1998 by and among AMERICAN BUSINESS CREDIT, INC. ("ABC"), a Pennsylvania corporation, HOMEAMERICAN CREDIT, INC. ("HAC"), a Pennsylvania corporation doing business as Upland Mortgage, and NEW JERSEY MORTGAGE & INVESTMENT CORP., a New Jersey corporation ("NJMI" and collectively with ABC and HAC, the "Borrowers"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("Lender"), a national banking association. Borrowers have requested that Lender make loans to Borrowers in the following manner and subject to the following terms and conditions:

                                 1. Definitions.

         1.1 General Definitions. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in this Agreement shall have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         10/98 Credit Agreement is defined in Section 7.1(d).

         12/98 Security Agreement - Class R Certificate is defined in the definition of "Security Agreements".

         Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) or by any other means.

         Agreement means this Loan Agreement, as it may from time to time be supplemented, amended or restated.

         Annual Financial Statements means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, retained earnings statement and statement of cash flows -- cash flow statements for the Guarantor, Pledgor and the Borrowers on a consolidated basis -- for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP, and without expressing any doubt as to such Person's ability to continue as a going concern, and accompanied by a report and opinion of independent certified public accountants of recognized national standing satisfactory to Lender, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default (as defined in this Agreement) or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof, certified as true and correct by an appropriate officer or other responsible party acceptable to Lender on behalf of such Person. The Annual Financial Statements for each Borrower and its Subsidiaries shall be prepared on both a consolidated and a consolidating basis (the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary).

         Bankruptcy Code means the United States Bankruptcy Code, as amended, and any successor statute.

         Borrowing Authorization means (i) with respect to a corporation, a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation and (ii) with respect to a partnership, joint venture or other non-individual Person, such written instruments as shall be required by Lender, each in Proper Form, authorizing the execution, delivery and performance of the documents to be executed by such Person; the incumbency and signature of the representative of such Person executing such documents on behalf of such Person, and the Organizational Documents of such Person.

         Business Day means any Monday, Tuesday, Wednesday, Thursday or Friday when both (1) Lender's main branch in Houston, Texas is open for regular commercial banking business and (2) federal funds wire transfers can be made.

         Class R Certificate means the Class R Certificate dated June 18, 1998, Certificate No. R-1, issued by The Chase Manhattan Bank, Trustee of the ABFS Mortgage Loan Trust 1998-2, Series 1998-2, to ABFS 1998-2, representing 100% of the Class R percentage interest in certain first or second lien mortgage loans serviced by ABC, a copy of which certificate is attached as Exhibit A.

         Class R Certificate's Value means the value as collateral of the Class R Certificate as determined by Lender from time to time using usual and customary market means, methods and sources for determining value of assets fairly comparable to the Class R Certificate, based on an assumed ramping twenty-four percent (24%) constant prepayment rate for home equity loans and nine and one-half percent (9 1/2%) for business loans and an eleven percent (11%) discount rate -- the Borrowers represent that their independent auditors have applied similar parameters to the residual strips of Borrowers as of June 30, 1998 and have accepted the resulting valuation as reasonable -- and the interest in mortgage loans which such certificate represents, including consulting with nationally-recognized mortgage-backed securities broker-dealers and nationally-recognized mortgage-backed securities appraisers or valuation consultants, whether or not they are Affiliates of Lender.

         Code means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         Collateral means all the collateral described in and covered by the Security Agreements.

         Commitment means the obligation, if any, of Lender to make Loans in an aggregate principal amount at any one time outstanding up to (but not exceeding) Five Million Dollars ($5,000,000).

         Compliance Certificate shall have the meaning given to it in Section
5.2.

         Contribution Agreement means a written agreement in Proper Form among the Borrowers, the Pledgor and the Guarantor pursuant to which each signatory agrees to be liable as among the other parties thereto only for its agreed proportionate share of the indebtedness guaranteed or secured or otherwise assumed pursuant to the applicable Credit Paper and to make such contribution(s) to the other parties thereto as necessary to achieve that result.

         Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the applicable Person, are treated as a single employer under Section 414 of the Code.

         Credit Papers means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Facility Debt, including the Note, this Agreement, the Guaranty, Borrowing Authorizations with respect to all such Persons as Lender may reasonably require, the Security Documents, the Perfection Certificates, all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing or in connection with the Loans or any commitment regarding the Loans and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         Debt means and includes (a) all items which in accordance with GAAP are to be included on the liability side of a balance sheet on the date as of which Debt is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letter of credit contingent reimbursement obligations, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Debt of others and (c) all Debt secured by any Lien existing on any interest of the Person with respect to which Debt is being determined in Property owned subject to such Lien whether or not the Debt secured thereby shall have been assumed; provided, that such term shall not mean or include any Debt in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Debt may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

         Default means an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

         Event of Default shall have the meaning assigned to it in Section 7.1.

         Facility Debt means the Debt evidenced by the Note and other sums now or hereafter payable to Lender under any of the Credit Papers.

         Financing Statements means all such Uniform Commercial Code financing statements as Lender shall reasonably require, in Proper Form, duly executed by Borrowers or others to give notice of and to perfect or continue perfection of Lender's Liens in all Collateral.

         GAAP means, as to a particular Person, such accounting practice as, in the opinion of the independent certified public accountants of recognized national standing regularly retained by such Person and acceptable to Lender, conforms at the time to generally accepted accounting principles, consistently applied. GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change and written notice of such change shall be given to Lender when (or before) any report or financial statement affected thereby is delivered to Lender.

         Governmental Authority means any governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Lender, any Borrower or their respective Property.

         Guarantor means American Business Financial Services, Inc., a Delaware corporation.

         Guaranty means Guarantor's written, absolute and irrevocable guaranty to Lender of payment of the Loans, in form and substance satisfactory to Guarantor and Lender, duly executed and delivered by Guarantor to Lender.

         Hazardous Substance shall mean petroleum products and any hazardous or toxic waste or substance defined or regulated as a hazardous substance from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         Legal Requirement means any law, statute, ordinance, decree, requirement, final order or judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future. The term "Legal Requirement" includes Requirements of Environmental Law.

         Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, covenants, conditions and restrictions.

         Loan Availability Period means the period from and including the date hereof to (but not including) the Termination Date.

         Loans means the loans described in and provided for by Section 2.

         Maturity Date means the maturity of the Note, December 30, 1999, as such date may be accelerated pursuant to the provisions of any of the Credit Papers.

         Maximum Loan Available Amount means, on any day, an amount equal to the lesser of (i) the Commitment for that day or (ii) twenty-five percent (25%) of the Class R Certificate's Value on that day.

         Net Working Capital means the amount by which Current Assets exceed Current Liabilities.

         Note means the promissory note dated concurrently herewith, executed by Borrowers, as co-makers, payable to the order of Lender, in the face principal amount of Five Million Dollars ($5,000,000), and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

         Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Paper referring to such Organizational Document and any and all future modifications thereof.

         Participant is defined in Section 2.4.

         Parties means all Persons other than Lender executing any Credit Paper.

         Past Due Rate means, on any day, a rate per annum equal to the Ceiling Rate for that day; or, only if applicable law imposes no maximum nonusurious rate of interest for that day, then a rate per annum equal to the Stated Rate plus four percent (4%) per annum.

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Perfection Certificate means a certificate duly executed by an authorized officer of each Borrower, appropriately completed and substantially in the form of Exhibit C attached hereto.

         Person means any individual, corporation, partnership, joint venture, joint stock association, business or other trust, unincorporated organization, Governmental Authority or any other form of entity.

         Plan means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a Borrower or any member of a Controlled Group for employees of a Borrower or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a Borrower or any member of a Controlled Group for employees of a Borrower is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         Pledgor means ABFS 1998-2, a Delaware corporation and a Subsidiary of the Guarantor.

         Pooling and Servicing Agreement means the Pooling and Servicing Agreement dated as of June 1, 1998 among American Business Credit, Inc., as servicer, Prudential Securities Secured Financing Corporation, as depositor, and The Chase Manhattan Bank, as trustee, being the Pooling and Servicing Agreement described and defined in the Class R Certificate reproduced as Exhibit A.

         Proper Form means in form and substance mutually satisfactory to Lender and Borrowers.

         Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         Quarterly Financial Statements means the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such calendar quarter and an income statement and a statement of cash flows -- cash flow statements for the Guarantor, Pledgor and the Borrowers on a consolidated basis -- for such calendar quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding calendar quarter of the preceding year, prepared in accordance with GAAP and certified as true and correct by an appropriate officer or other acceptable party acceptable to Lender on behalf of such Person.

         Request for Credit means a request for credit duly executed by an appropriate officer or other responsible party acceptable to Lender on behalf of a Borrower, appropriately completed and substantially in the form of Exhibit B attached hereto.

         Requirements of Environmental Law means all requirements imposed by any law (including The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation or order of any Governmental Authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, recycling, reclamation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances.

         Security Agreements means, collectively, the security agreement dated concurrently herewith, executed by the Pledgor and the Borrowers in favor of Lender, covering the Class R Certificate and 100% of the Class R percentage interest in certain first or second lien mortgage loans serviced by ABC therein described and referred to (such security agreement being herein called the "12/98 Security Agreement - Class R Certificate"), together with any and all security agreements hereafter executed in favor of Lender in connection with, or as security for the payment or performance of, any Credit Paper, as any of them may from time to time be supplemented, amended or restated.

         Security Documents means, collectively, this Agreement, the Security Agreements, the Financing Statements and all other agreements, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements (if the Borrowers, the Pledgor, the Guarantor or any other Person shall at any time provide any of the same in addition to this Agreement, the 12/98 Security Agreement - Class R Certificate, and the Financing Statements related to the 12/98 Security Agreement - Class R Certificate), now or hereafter executed and delivered in connection with, or as security for the payment or performance of, any Credit Paper, as any of them may from time to time be supplemented, amended or restated.

         Subsidiary means, as to a particular parent Person, any other Person of which fifty percent (50%) or more of the indicia of equity rights (whether outstanding capital stock, partnership interests or otherwise) is at the time directly or indirectly owned or held by such parent Person, or by one or more of its Affiliates. As of the date hereof, the Borrowers' only Subsidiaries are listed on Schedule S.

         Termination Date means the earlier of (a) the Maturity Date or (b) the date of termination of the Commitment pursuant to Section 7.2.

         Unfunded Liabilities means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the applicable Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multiemployer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multiemployer Plans to which a Borrower or any member of a Controlled Group for employees of a Borrower contribute in the event of complete withdrawal from such Plans.

         1.2 Definitions for Interest Calculations. For convenience of reference, definitions used in provisions relating to calculation and payment of interest are grouped together in this Section.

         Applicable LIBOR Margin means two percent (2%).

         Ceiling Rate means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in ss.303 of the Texas Finance Code -- the "Texas Finance Code" -- and Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925 -- "Chapter 1D", as amended, respectively) for that day. Lender may from time to time, as to current and future balances, implement any other non-usurious ceiling under the Texas Finance Code or Chapter 1D by notice to the Borrowers if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without prior notice to Borrowers or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         Chapter 1D is defined in the definition of "Ceiling Rate".

         LIBOR means, for any day, the rate of interest per annum which is equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by The Chase Manhattan Bank (which is an Affiliate of Lender) to be the average of the interest rates available to it in accordance with the then-existing practices in the interbank market in London, England at approximately 11:00 a.m. London time for that day for the offering to The Chase Manhattan Bank by leading dealers in such interbank market for delivery on that day of U. S. Dollar deposits of One Million Dollars ($1,000,000) each for a one
(1) month period. If for any reason Lender cannot determine that rate for any day, then LIBOR for that day shall be the rate of interest per annum that is equal to the arithmetic mean of the rates appearing on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date for the offering by such institutions as are named therein to prime banks in the Eurodollar interbank market in London, England, for delivery on that day of U.S. dollar deposits of One Million Dollar ($1,000,000) each for a one (1) month period. Lender's determination of LIBOR for each day shall be conclusive and binding, absent manifest error. For purposes of this Agreement, the Note and all other Credit Papers, LIBOR shall fluctuate upward and downward automatically and concurrently with day-to-day changes in such arithmetic mean, and in the amount of the change.

         Past Due Rate means, on any day, a rate per annum equal to the lesser of (i) the Rate for that day plus four percent (4.0%) per annum or (ii) the Ceiling Rate for that day.

         Prime Rate means, on any day, the prime rate for that day as announced by Lender. The Prime Rate is a reference rate and does not necessarily represent Lender's best or lowest rate or a favored rate, and Lender disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Prime Rate shall be adjusted as of the effective date of each change in the Prime Rate. Should any issue ever arise in any forum or under any circumstances as to the amount of the Prime Rate for any then-current or past day, a certificate of Lender's or The Chase Manhattan Bank's chief credit officer stating the Prime Rate for that day shall conclusively establish what the Prime Rate was for that day, absent manifest error.

         Reuters Screen LIBO Page means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service or such other internationally recognized service as the Lender shall select from time to time, or such other page, if any, as shall replace the LIBO page on any such selected service for the purpose of displaying London interbank offered rates of major banks.

         Stated Rate means, for each Loan on any day, LIBOR for that day plus the Applicable LIBOR Margin for that day, computed in accordance with the provisions of this Agreement; provided that if on any day the applicable rate for any advance specified above in this definition (or in the next following proviso) shall exceed the Ceiling Rate for that day, then the Stated Rate for that advance shall be reset to equal the Ceiling Rate on that day and shall be set to equal the Ceiling Rate for each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of that advance equals the total amount of interest that would have accrued on it if there were no Ceiling Rate. For the entire principal of the Loans outstanding on any day, "Stated Rate" means the effective weighted average per annum rate of interest applicable to the Loans for that day, as determined pursuant to the preceding provisions of this definition.

         Texas Finance Code is defined in the definition of "Ceiling Rate".

         1.3      Other Definitional Provisions.

                  (a) Accounting terms not otherwise defined shall have the meanings given them under GAAP.

                  (b) Defined terms may be used in the singular or the plural, as the context requires.

                  (c) Except where otherwise specified, all times of day used in the Credit Papers are local times in Houston, Texas.

                  (d) Wherever the word "including" or a similar word is used in the Facilities Papers, it shall be read as if it were written, "including by way of example but without in any way limiting the generality of the foregoing concept or description".

                  (e) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (f) The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and whenever the singular number is used, the same shall include the plural where appropriate, and vice versa.

                  (g) Except as otherwise specifically provided, references in this Agreement to Section numbers, exhibits and schedules are references to Section numbers, exhibits and schedules in and to this Agreement, and all such exhibits and schedules are hereby incorporated into this Agreement at each place where they are respectively referred to herein.

                  (h) The headings used is this Agreement are included for reference only and shall not be considered in interpreting, applying or enforcing this Agreement.

                                    2. Loans.

         2.1 Agreement to Lend. Lender agrees, subject to all of the terms and conditions of this Agreement, to make Loans to Borrowers during the Loan Availability Period in an outstanding aggregate principal amount at any one time up to, but not exceeding, the Maximum Loan Available Amount. Subject to the conditions of this Agreement, any such Loan repaid during the Loan Availability Period may be reborrowed during the Loan Availability Period pursuant to the terms of this Agreement. Borrowers and Lender agree that Chapter 346 of the Texas Finance Code (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Note or any Loan obligation and that neither the Note nor any advance shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever. The Loans shall be evidenced by the Note. Each Loan shall be in a principal amount equal to or greater than $250,000 or the amount by which the Commitment exceeds the unpaid principal balance of the Note, whichever is less. Loan proceeds shall be made available to Borrowers by Lender's depositing them in an account designated by a Borrower and maintained with Lender. Borrowers jointly and severally agree to pay to Lender a Twenty-five Thousand Dollar ($25,000) facility fee for the period from the date of this Agreement to and including the Termination Date, due and payable in advance on the effective date of this Agreement.

         2.2 Mandatory Payment and Prepayments. Borrowers are jointly and severally liable from time to time on demand by Lender to prepay the Loans in such amounts as shall be necessary so that at all times the aggregate outstanding amount of (x) the aggregate principal amount of all Loans outstanding shall be less than or equal to (y) the Maximum Loan Available Amount. On the Maturity Date, all advanced and unpaid principal of the Loans, and all accrued and unpaid interest on the Loans, shall be finally due and payable without notice or demand.

         2.3 Interest. Each Loan shall bear interest on its advanced and unpaid principal balance at the Stated Rate from the date of the Loan until due or repaid (whichever occurs first), and such interest shall be calculated through the last day of each month and shall be due and payable monthly in arrears on the later of (i) the fifteenth (15th) day of the next month (with the first interest payment due January 15, 1999) or (ii) two (2) Business Days after Borrower's receipt (or deemed receipt pursuant to the provisions of Section 9.8) of Lender's bill for such accrued interest, and all accrued interest (as well as all outstanding principal) then unpaid shall be fully, finally and absolutely due and payable on the Maturity Date. All past due principal, interest, fees or other sums shall bear interest at the Past Due Rate from their respective due dates until paid, or at such lesser rate (if any) -- although not less than the Stated Rate -- as Lender shall elect to be applicable for any one or more days of such period. Without duplication, from the earlier of the Maturity Date or the date of the occurrence (if any) of an Event of Default described in Section 7.1(e), 7.1(f), 7.1(o) or 7.1(p), all advanced and unpaid Loan principal shall bear interest at the Past Due Rate, or at such lesser rate (if any) -- although not less than the Stated Rate -- as Lender shall elect to be applicable for any one or more days of such period. Except as otherwise specified in this Agreement or any relevant Credit Papers, interest on any Loan is to be calculated on the basis of the actual number of days elapsed on the basis of a year of 360 days (i.e., on the 365/360 -- or 366/360 in a leap year -- day basis), unless that would cause the Ceiling Rate for any day to be exceeded, in which event and to the extent necessary to eliminate or minimize that result, interest shall be calculated on the 365/365 -- or 366/366 in a leap year -- day basis. All interest rate determinations and calculations by Lender, absent manifest error, shall be conclusive.

         2.4 Rate of Return Maintenance Covenant. If, after the date of this Agreement, Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of any person or entity owning or holding a participation interest in the Facility Debt (each a "Participant") as a consequence of its obligations to Borrowers with respect to the Loans to a level below that which could have been achieved but for such adoption, effectiveness, change or compliance (taking into consideration Lender's policies (or the policies of any applicable Participant) with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, Borrowers jointly and severally agree to pay to Lender such additional amount or amounts as will compensate Lender (and each applicable Participant) for such reduction. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender (and each applicable Participant) as specified in this Section shall be delivered as soon as practicable to Borrowers and shall be conclusive and binding, absent manifest error. Borrowers shall pay Lender the amount shown as due on any such certificate within fifteen (15) days after Lender delivers such certificate. In preparing such certificate, Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

                            3. Conditions Precedent.

         3.1 Conditions to Loans. The obligation of Lender to make any Loan is subject to the accuracy of all representations and warranties of Borrowers and Guarantor in this Agreement or any other Credit Paper on the date thereof, to the performance by Borrowers and Guarantor of their respective obligations under the Credit Papers and to the satisfaction of the following conditions: (i) Lender shall have received, no later than 11:00 AM, Houston time on the Business Day of the requested Loan telephonic notice of the amount and date and other pertinent information relating to the requested Loan, such notice to be confirmed in writing prior to the requested Loan by delivery to Lender of a duly completed and executed Request for Credit; (ii) prior to the date thereof, there shall not have occurred, in the sole opinion of Lender, any material adverse change in the assets, liabilities, financial condition, business or affairs of any Borrower or Guarantor; (iii) no Default or Event of Default shall have occurred and be continuing or will occur as a result of, or exist for any reason after, the requested Loan; (iv) the making of the Loan shall not be prohibited by, or subject Lender to any penalty (however denominated) under, any applicable Legal Requirement; (v) all of the Credit Papers have been executed and delivered, and shall be valid, enforceable and in full force and effect; (vi) all fees and expenses owed to Lender under any of the Credit Papers as of the date thereof shall have been paid in full; (vii) Lender shall have received evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created by the Security Documents; and (viii) Lender shall have received such other documents as it may reasonably require. Delivery of any Request for Credit to Lender shall constitute a representation by Borrowers that the representations and warranties made by Borrowers under this Agreement and the other Credit Papers are true and correct as of the date of delivery of such Request for Credit.

         3.2 Additional Conditions. In addition to the conditions described in
Section 3.1, the obligation of Lender to make the initial Loan is subject to the receipt by Lender of each of the following, in Proper Form: (1) the Note, the Guaranty, the Security Agreement - Class R Certificate and its related financing statement and the other Credit Papers; (2) the original Class R Certificate, (3) a duly executed bond power, completed in all respects except that the places for the name of the attorney in fact appointed thereby and the name of the transferee shall be left blank, sufficient for transferring ownership of the Class R Certificate; (4) a duly executed and notarized Transfer Affidavit and Agreement and Transfer Certificate (in the respective forms attached as an exhibit to the Pooling and Servicing Agreement), completed in all respects except that the places for the name of any attorney in fact appointed thereby to transfer the Class R Certificate and the name of the transferee shall be left blank; (5) a duly supplemented, amended or restated Borrowing Authorization; (6) a current certificate from the Secretary of State or other appropriate official of the state in which each Borrower is incorporated as to the continued existence and good standing of such Borrower, (7) a fully executed counterpart original of the Contribution Agreement and (8) a legal opinion from counsel for Borrowers acceptable to Lender.

                            4.  Representations and Warranties.

         Each Borrower represents and warrants that:

         4.1 Duly Organized. (i) Such Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Credit Papers executed by it, (ii) such Borrower is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary or desirable and (iii) such Borrower's execution, delivery and performance of the Credit Papers have been duly authorized by all necessary action under Borrower's organizational documents and otherwise.

         4.2 No Consents Required. Such Borrower's execution, delivery and performance of the Credit Papers do not and will not require (i) any consent of any other Person or (ii) any consent, license, permit, authorization or other approval (including foreign exchange approvals) of any court, arbitrator, administrative agency or other Governmental Authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other Governmental Authority.

         4.3 No Conflicts or Violations. Neither execution or delivery of any Credit Paper, nor the fulfillment of or compliance with its terms and provisions will (i) violate any Legal Requirement or the Organizational Documents of such Borrower or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which such Borrower is a party or bound.

         4.4 Due Execution and Proper Form. Each Credit Paper has been duly and validly executed, issued and delivered by such Borrower. They are in proper legal form for prompt enforcement and they are such Borrower's valid and legally binding obligations, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, or other such laws in effect affecting the enforcement of creditors' rights generally and by the application of equitable principles. Such Borrower's obligations under them rank and will rank at least equal in priority of payment with all of such Borrower's other Debt (except only for Debt preferred by operation of law or Debt disclosed in writing to Lender before execution and delivery of this Agreement).

         4.5 Information Correct; No Material Adverse Change. All information supplied to Lender, and all statements made to Lender by or on behalf of such Borrower by an authorized representative of such Borrower before, concurrently with or after execution of this Agreement are and will be true, correct, complete, valid and genuine in all material respects. Each of such Borrower's financial statements furnished to Lender fairly present the financial condition of Borrower as of its date and for the period then ended. No material adverse change has occurred in the financial conditions reflected in any such statements since their dates, and all assets listed on such statements are subject to such Borrower's management, control and disposition.

         4.6 Tax Returns Filed and Taxes Paid. Such Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties -- or will pay such taxes before they become delinquent -- except for taxes which are being diligently contested in good faith and for payment of which adequate reserves have been set aside.

         4.7 No Condemnation or Suit. There is no condemnation or other action, suit or proceeding pending -- or, to the best of such Borrower's knowledge, threatened -- against or affecting such Borrower or the Collateral, at law or in equity, or before or by any Governmental Authority, which might result in any material adverse change in such Borrower's business or financial condition or in the Collateral or in other Property of such Borrower or any interest in it.

         4.8 No Default. Such Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority, in the payment of any Debt for borrowed money or under any agreement or other papers evidencing or securing any such Debt.

         4.9 No Material Adverse Agreements. Such Borrower is not a party to any contract or agreement which materially and adversely affects any of their businesses, Properties or financial conditions.

         4.10 Solvent, No Proceedings. To such Borrower's knowledge, on the effective date of this Agreement and on the date of each Borrowing, such Borrower is solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or against such Borrower. Such Borrower's liabilities and obligations under the Credit Papers to which it is a party do not and will not render such Borrower insolvent, cause such Borrower's liabilities to exceed such Borrower's assets or leave such Borrower with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

         4.11 No Untrue or Misleading Representations. No representation or warranty contained in any Credit Paper and no statement contained in any certificate, schedule, list, financial statement or other papers furnished to Lender by or on behalf of such Borrower by an authorized representative of such Borrower contains -- or will contain -- any untrue statement of material fact, or omits -- or will omit -- to state a material fact necessary to make the statements contained therein not misleading.

         4.12 Not Purpose Credit. Except as disclosed to Lender in writing prior to the date of this Agreement, none of the proceeds of the Note will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make such credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         4.13 Permits, Etc. Such Borrower possesses all permits, licenses, patents, trademarks, tradenames and copyrights required to conduct its businesses.

         4.14 Compliance with Legal Requirements and Good Practices. Such Borrower and the Collateral are in compliance with all applicable Legal Requirements and such Borrower manages and operates (and will continue to manage and operate) its businesses in accordance with good industry practices.

         4.15 ERISA. With respect to each Plan, such Borrower and each member of a Controlled Group for the employees of such Borrower have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of such Borrower or any member of a Controlled Group for the employees of such Borrower to the PBGC or a Plan (other than to make contributions in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of such Borrower or any member of a Controlled Group for the employees of such Borrower. There are no Unfunded Liabilities with respect to any Plan. No "prohibited transaction" has occurred with respect to any Plan.

         4.16 Investment Company Act of 1940. Such Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         4.17 PUHC Act. Such Borrower is not an "affiliate" or a "subsidiary company" of a "public-utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHC Act"). Further, none of the transactions contemplated under this Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Note, the liabilities of such Borrower under any of the Credit Papers or any Liens created under the Security Documents.

         4.18 Environmental Matters. Except as disclosed in writing to Lender before execution and delivery of this Agreement, (i) to the extent required by applicable law and to the best of such Borrower's knowledge, such Borrower has obtained and maintained in effect all Environmental Permits, (ii) to the best of such Borrower's knowledge, such Borrower (and its Properties, business and operations) has been and is in compliance with all applicable Requirements of Environmental Law and Environmental Permits, (iii) such Borrower (or any of its Properties, business and operations) is not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, and (iv) such Borrower has received no notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, business or operations. The liability (including any Environmental Liability and any other damage to persons or Property), if any, of such Borrower with respect to its Properties, business and operations which is reasonably expected to arise in connection with Requirements of Environmental Laws currently in effect and other environmental matters presently known by such Borrower will not have a material adverse effect on the business, condition (financial or otherwise), operations, Properties or prospects of such Borrower or on the ability of such Borrower to perform its material obligations under any Credit Paper relating to this Agreement to which it is a party. Such Borrower knows of no event or condition with respect to Environmental Matters with respect to any of its Properties which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, Properties or prospects of Borrower or on the ability of such Borrower to perform its material obligations under any Credit Paper relating to this Agreement. The provisions of this Section are cumulative of the provisions relating to this subject matter in the other Credit Papers.

         4.19 Chief Executive Office. Such Borrower's chief executive office is at BalaPointe Office Centre, Suite 127, 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004. Such Borrower's fiscal year is July 1 to June 30 of each calendar year, and the Pledgor's fiscal year is the calendar year.

         4.20 Subsidiaries. Such Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule S.

         4.21 Joint and Several Representations. All statements made by or on behalf of such Borrower in connection with this Agreement or any other Credit Paper shall constitute the joint and several representations and warranties of the Person making the statement and of such Borrower.

         4.22 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) such Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to such Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to such Borrower (including reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or have a material adverse effect on the assets, liabilities, financial condition, business or affairs of such Borrower. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, such Borrower's and its Subsidiaries' computer and management information systems are -- and with ordinary course upgrading and maintenance will continue for the term of this Agreement to be -- sufficient to permit such Borrower to conduct its business without any material adverse effect on the assets, liabilities, financial condition, business or affairs of such Borrower.

                            5. Affirmative Covenants.

         Each Borrower covenants and agrees that prior to termination of this
Agreement:

         5.1 Pay Taxes, Preserve Existence, Comply with Legal Requirements, Pay Debts. Such Borrower shall at all times (i) pay when due and before they become delinquent all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and reserves deemed adequate by Lender have been established therefor; (ii) to the extent applicable, do all things necessary to preserve its existence, qualifications, rights and franchises in all states where such qualification is necessary or desirable;
(iii) comply with all applicable Legal Requirements (including Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property; (iv) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently, and (v) pay punctually and discharge when due, or renew or extend, any Debt incurred by it and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on its part in connection therewith, or in connection with any agreement or other instrument relating thereto or in connection with any mortgage, pledge or lien existing at any time upon any of its Property; provided, however, that nothing contained in this clause (v) shall require payment, discharge, renewal or extension of any such Debt or discharge, performance or observance of any such covenants, provisions and conditions so long as any claims which may be asserted against such Borrower with respect to any such Debt or any such covenants, provisions and conditions shall be contested diligently and in good faith and reserves with respect thereto deemed adequate by Lender shall be established.

         5.2 Furnish Financial Statements. Such Borrower shall furnish or cause to be furnished to Lender three copies of each of the following: (1) as soon as available and in any event within ninety (90) days after the end of each fiscal year of such Borrower that is not an individual, Annual Financial Statements of such Borrower; (2) as soon as available and in any event within forty-five (45) days after the end of each calendar quarter (except the last calendar quarter of each fiscal year) Quarterly Financial Statements of such Borrower; (3) concurrently with the financial statements provided for in clauses (1) and (2) of this Section 5.2, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Lender to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by an appropriate officer or other responsible party acceptable to Lender on behalf of such Borrower and a compliance certificate ("Compliance Certificate") in the form of Exhibit D hereto, duly executed by such officer or other responsible party; and
(4) such other information relating to the financial condition, operations, prospects or business of such Borrower as from time to time may be reasonably requested by Lender. Each delivery of a financial statement pursuant to this Section shall constitute a republication of the representations and warranties contained in Section 4.

         5.3 Inspections. Such Borrower shall permit Lender to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, subject to representations and warranties as to maintaining confidences, all at such times and intervals and to such extent as Lender may reasonably desire and without materially disrupting such Borrower's day-to-day business operations.

         5.4 Further Assurances. Such Borrower shall promptly execute and deliver (or cause to be executed and delivered), at such Borrower's expense, any and all other and further instruments which may be reasonably requested by Lender to cure any defect in the execution and delivery of any Credit Paper or more fully to describe particular aspects of the agreements and undertakings set forth in the Credit Papers and consistent with the terms of this Agreement.

         5.5 GAAP Books. Such Borrower shall maintain books and records in accordance with GAAP.

         5.6 Insurance. Such Borrower shall (and shall cause each of its Subsidiaries to) maintain insurance with such insurers, on such of its Property, in such amounts and against such risks as is reasonably satisfactory to Lender, and furnish Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Lender shall be named as loss payee and a beneficiary of such insurance and shall be provided with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any manner without thirty (30) days' prior written notice to Lender. Wherever applicable, such insurance shall name Lender as loss payee.

         5.7 Notice of Suits, Etc. Such Borrower shall notify Lender immediately upon acquiring knowledge of the occurrence of, or if such Borrower causes or intends to cause, as the case may be: (1) the institution of any law suit or administrative proceeding affecting such Borrower, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of such Borrower or on its ability to perform its obligations under any Credit Paper; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, Property or prospects of such Borrower; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of such Borrower of the steps being taken to cure the effect of such Event of Default or Default; (4) the receipt of any notice from, or the taking of any other action by, the holder of any Debt of such Borrower for an amount exceeding Five Hundred Thousand Dollars ($500,000) with respect to a claimed default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of such Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Borrower is taking or proposed to take with respect thereto; (5) the occurrence of a default or event of default by such Borrower under any agreement to which it is a party, which default or event of default could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of such Borrower; (6) any material adverse change in the accuracy of the representations and warranties of such Borrower in this Agreement or any other Credit Paper, and (7) any material adverse change in the accuracy of the matters certified to in any Perfection Certificate. Such Borrower will notify Lender in writing at least thirty (30) days prior to the date that such Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

         5.8 PBGC Notices. Such Borrower shall promptly furnish to Lender (1) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (2) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (3) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an appropriate officer or other responsible party acceptable to Lender on behalf of such Borrower or the applicable member of a Controlled Group for the employees of such Borrower specifying the nature thereof, what action such Borrower or the applicable member of such Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue

Service or the Department of Labor with respect thereto, (4) promptly after the filing or receiving thereof by such Borrower or any member of a Controlled Group for the employees of such Borrower of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (5) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by such Borrower or any member of a Controlled Group for the employees of such Borrower to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, such Borrower will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA. Such Borrower covenants that it shall and shall cause each other member of a Controlled Group for the employees of such Borrower and such other member to (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (b) prepare and file in a timely manner all notices and reports required under the terms of ERISA including annual reports; and (c) pay in a timely manner all required PBGC premiums.

         5.9 Use of Loan Proceeds. The proceeds of the Loans will be used to provide funds for general corporate purposes and working capital for such Borrower.

                             6. Negative Covenants.

         Each Borrower further covenants and agrees that prior to termination of this Agreement:

         6.1 Merger, Consolidation, Etc. Except as permitted by the provisions of Section 8.5 of the 10/98 Credit Agreement, such Borrower will not, in any single transaction or series of transactions, directly or indirectly: (1) consolidate, terminate, liquidate or dissolve; (2) be a party to any consolidation, termination, merger or consolidation; (3) modify or amend any of its Organizational Documents so as to materially change the nature of its business or affect its ability to keep, observe and perform any of its obligations under this Agreement or the other Credit Papers; or (4) sell, convey or lease all or any substantial part of its assets, except for sales in the ordinary course of business. Such Borrower will not (and will not permit any of its Subsidiaries to) (1) pledge, transfer or otherwise dispose of any of the indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of a Subsidiary or any Debt of a Subsidiary, or permit any Subsidiary of any such Person to issue any additional indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) other than to its parent or (2) acquire all or substantially all of the assets of any Person, or any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of any other Person.

         6.2 Redemption and Dividends. Such Borrower will not (and will not permit any of its Subsidiaries to): (1) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock; (2) pay any dividend except (i) stock dividends or (ii) cash dividends after the payment of which no Default or Event of Default will exist or (3) make any other distribution of any Property or cash to stockholders as such.

         6.3 No Change in Business. Such Borrower will not (and will not permit any of its Subsidiaries to) change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit any material change in its management.

         6.4 Arm's-length Transactions. Such Borrower will not enter into any transaction or agreement with any officer, director, partner, trustee or owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of such Borrower (or any Affiliate or Subsidiary) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

         6.5 No New Subsidiaries. Such Borrower will not (and will not permit any of its Subsidiaries to) form, create or acquire any Subsidiary except for such Borrower's Subsidiaries specifically listed in the definition of "Subsidiaries", new single purpose Subsidiaries formed for the sole purpose of securitizing mortgage loans owned by such Borrower and any new subsidiary that carries on the same business as Borrowers.

                                   7. Default.

         7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default (herein so called) under this Agreement:

                  (a) any part of the Facility Debt is not paid when due, whether by lapse of time or acceleration or otherwise.

                  (b) any Borrower fails to perform, observe or comply with -- or defaults under -- any of the terms, covenants, conditions or provisions of any Credit Paper other than one described in a clause of this Section other than this clause (b), and fails to cure such failure or default within five (5) Business Days (in the case of a failure or default that is susceptible of being cured by payment of a sum certain of money) or fifteen (15) Business Days (in the case of any other failure or default) after its occurrence.

                  (c) any representation or warranty made in any Credit Paper or in any other report or other paper now or hereafter provided to Lender pursuant or incident to any Credit Paper or the Facility Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made.

                  (d) any default, potential default or event of default, however denominated, occurs under any other loan agreement, credit agreement or application and agreement for letter of credit between any Borrower and Lender (whether or not there are any other parties thereto), including the Amended and Restated Credit Agreement dated as of October 1, 1998 (as it may have been or may be supplemented, amended, restated or replaced from time to time, the "10/98 Credit Agreement") by and among ABC, HAC and NJMI, as "Co-Borrowers", Guarantor herein, as "Parent", Lender herein, as "Administrative Agent" and "Collateral Agent", Chase Securities, Inc., as "Syndication Agent", and Lender herein and certain other lenders, as "Lenders" therein; provided that if under such other agreement, any grace period is applicable to any such default, potential default or event of default, or if pursuant to such other agreement, Lender must give notice and an opportunity to cure such default before Lender may exercise remedies therefor, such grace period (if any) has expired or such notice and opportunity to cure has been given and such default or event of default shall not have been wholly cured or waived before the expiration of such grace period or such notice-and-opportunity-to-cure period

                  (e) any Borrower, the Pledgor or the Guarantor (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its Debt as it matures; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of a receiver or trustee for any such Person or for any substantial portion of its Property; or
(vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

                  (f) in respect of any Borrower, the Pledgor or the Guarantor,
(i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such Person; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such Person or for any substantial portion of its Property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the Property of any such Person and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after its entry or levy.

                  (g) except as permitted by the provisions of Section 8.5 of the 10/98 Credit Agreement, a conveyance, transfer, assignment or pledge of a controlling interest in any Borrower, the Pledgor or the Guarantor shall occur, in a single transaction or a series of transactions, without Lender's prior written consent.

                  (h) any action, suit or proceeding shall be commenced against or affecting any Borrower, the Pledgor or the Guarantor or involving the validity or enforceability of any Credit Paper, at law or in equity, or before any Governmental Authority, which in Lender's judgment, impairs or would impair Lender's ability to collect the Facility Debt when due or the enforceability of any Credit Paper.

                  (i) any one or more final judgments for the payment of money shall be rendered against any Borrower, the Pledgor or the Guarantor and remain unstayed or undischarged for a period of sixty (60) days, or if even before such sixty-day period has elapsed, execution thereof is levied on any of that Person's property.

                  (j) any Borrower, the Pledgor or the Guarantor shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant or condition of any Credit Paper.

                  (k) any material adverse change shall occur in the Property, financial condition, business, operations, affairs or circumstances of any Borrower, the Pledgor or the Guarantor.

                  (l) any Borrower, the Pledgor or the Guarantor shall fail to pay when due any principal of or interest on any borrowed money obligation or the holder of such other obligation declares -- or has the right to declare -- such obligation due before its stated maturity because of default.

                  (m) any Borrower, the Pledgor or the Guarantor shall be in default under or in violation of any Legal Requirement of any Governmental Authority having jurisdiction over any such Person or any such Person's Property, which, if enforced, would have a material adverse effect on such Person's business or financial condition or in the Collateral or in other Property of such Person or any interest in it.

                  (n) any order, judgment or decree shall be entered against any Borrower, the Pledgor or the Guarantor decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

                  (o) any Borrower shall disavow its obligations under any of the Credit Papers or shall contest their validity or enforceability.

                  (p) any Borrower shall claim-- or any court shall find or rule-- that Lender does not have a valid Lien on any of the Collateral.

                  (q) the sale, encumbrance or abandonment (except as otherwise expressly agreed to in writing by Lender) of any of the Collateral, the making of any levy, seizure or attachment of or on any of the Collateral or the loss, theft, substantial damage or destruction of any of the Collateral.

                  (r) any Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its Property through legal proceedings or distraint which is not vacated or its enforcement enjoined by a court of competent jurisdiction within thirty (30) days from its date, or if any such injunction shall subsequently be dissolved.

                  (s) any Borrower fails to pay when due any amount which it is liable to pay to the PBGC or its successor or to a Plan, or notice of intent to terminate any Plan is filed under ERISA, or PBGC commences proceedings under ERISA to terminate any Plan or to cause a trustee to be appointed to administer any Plan, or a proceeding is commenced by any fiduciary of any Plan to enforce
Section 515 or Section 4219(c)(5) of ERISA, or PBGC becomes entitled to obtain a decree adjudicating that any Plan must be terminated.

                  (t) Anthony J. Santilli, Jr., shall cease to serve as chairman, president and chief executive officer of Guarantor with substantially the same responsibilities and duties as performed on the date hereof.

                  (u) Anthony J. Santilli, Jr. and his wife shall cease to own at least twenty percent (20%) of the indicia of equity rights (whether issued and outstanding capital stock, partnership interest or otherwise) of Guarantor.

                  (v) Lender shall reasonably and in good faith deem repayment of the Facility Debt to be insecure after notice and demand for proof of ability to pay and/or call for additional collateral and failure of the Borrowers to provide the proof and/or additional collateral called for.

         7.2 Remedies. Upon the occurrence of any Default, the obligation of the Lender to make Loans shall be suspended until such Default shall have been cured or waived. Upon the occurrence of any Event of Default, or if Lender shall deem payment of the Facility Debt to be insecure as provided in Section 7.1(v), and at any time thereafter, the obligation, if any, to make Loans shall cease and terminate, and Lender shall have the right, at its option, (1) to declare the Commitment terminated (whereupon the Commitment shall be terminated effective on the date of such declaration) and to declare (by declaration in writing to the Borrowers) the unpaid balance of the Debt evidenced by the Note to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by each Borrower and (2) to enforce or avail itself of any and all powers, rights and remedies available at law or provided in this Agreement, the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Section to the contrary, upon the occurrence of any Event of Default, Lender shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any Collateral. All powers, rights and remedies of Lender set forth in this Section shall be cumulative and not exclusive of any other power, right or remedy available to Lender under the law or under this Agreement, the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of Lender to exercise any power, right or remedy accruing to Lender shall impair any such power, right or remedy, or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Every power, right or remedy of Lender set forth in this Agreement, the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by Lender. In the event that any Borrower is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, to the greatest extent permitted by applicable law, Lender is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Credit Papers against the security for the Debt evidenced by the Note and other sums due and payable to Lender under any of the Credit Papers, including specifically the stay imposed by Section 362 of the Bankruptcy Code. To the greatest extent permitted by applicable law, each Borrower hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Lender to lift such stay.

                           8. Lender's Right to Cure.

         If any Borrower should fail to comply with any of its agreements, covenants or obligations under any Credit Paper, then Lender (in such Borrower's name or in Lender's own name) may perform them or cause them to be performed for such Borrower's account and at such Borrower's expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Lender shall be Borrowers' joint and several obligations to Lender due and payable on demand, or if no demand is sooner made, then they shall be due and payable on, or at Borrowers' election anytime before, four (4) years after the respective dates on which they were incurred, and each shall bear interest from the date Lender pays it until five (5) Business Days after Lender bills Borrower therefor at the Stated Rate and from five (5) Business Days after Lender bills Borrower therefor until the date Borrowers repay it to Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, Lender shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Borrowers, or any of them, to Lender pursuant to this or any other provision of this Agreement shall be secured by all instruments securing the Note. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Lender or any of Lender's officers or agents. The exercise of the privileges granted to Lender in this Section shall in no event be considered or constitute a cure of the default or a waiver of Lender's right at any time after an Event of Default to declare the Note to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Note and the Credit Papers and of all rights given Lender by law.

                                9. Miscellaneous

         9.1 Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in any Credit Paper, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Agreement which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Borrowers and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrowers shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable Debt produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such Debt (or, if such Debt shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the lesser of the maximum rate permitted by applicable laws or the amount of interest accrued in accordance with the provisions of the Credit Papers read without regard to the provisions of this Section. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable Debt, so that the interest rate is uniform throughout the full term of such Debt. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrowers, or any of them, and Lender.

         9.2 Documentation Requirements. Each written instrument required by this Agreement, the Note or the other Credit Papers to be furnished to Lender shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as Lender shall reasonably require), duly acknowledged where reasonably required by Lender and, in the case of affidavits and similar sworn instruments, duly sworn to and subscribed before a notary public duly authorized to act by governmental authority; shall be furnished to Lender in one or more copies as required by Lender; and shall in all respects be in form and substance satisfactory to Lender and to its legal counsel.

         9.3 Credit Papers Cumulative. The benefits, rights and remedies of Lender and the security contained herein or provided for in the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith are cumulative; provided, however, that to the extent of any conflict between any provision of this Agreement and any provision contained in the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith, the provisions of this Agreement shall control.

         9.4 Satisfaction of Conditions. Where evidence of the existence or nonexistence of any circumstance or condition is required by this Agreement, the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith to be furnished to Lender, such evidence shall in all respects be in form and substance satisfactory to Lender in the reasonable exercise of its discretion, and the duty to furnish such evidence shall not be considered satisfied until Lender shall have acknowledged that it is satisfied therewith.

         9.5 Survival. All covenants, agreements, representations and warranties made by any Borrower in this Agreement, the Note, the other Credit Papers and any other document executed pursuant hereto or in connection herewith, and in any certificates or other documents or instruments delivered pursuant to this Agreement, the Note, the other Credit Papers or any other document executed pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Note, the other Credit Papers and the other documents executed pursuant hereto or in connection herewith, and shall continue in full force and effect until full payment of the Debt evidenced by the Note and/or secured by the Credit Papers, complete performance of all of the obligations of Borrowers under the Credit Papers and final termination of Lender's obligations -- if any -- to make any further advances under the Note or to provide any other financial accommodation to Borrowers (provided, that all reimbursement obligations, indemnification and hold harmless obligations and other similar obligations of Borrowers under any of the Credit Papers shall survive such payment, performance and termination for a period of two (2) years after the termination of this Agreement with respect to all such obligations other than those arising out of the provisions of Section 4.18, the time of survival of which is not hereby limited). All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of Borrowers, but any attempted assignment of any rights of any Borrower hereunder without the prior written consent of Lender shall be null and void. No Person other than Borrowers shall have any right or action hereon or any rights to Loans at any time, the Loans shall not constitute a trust fund for the benefit of any third parties and no third party shall under any circumstances have or be entitled to any Lien or any trust impressed on any undisbursed Loans.

         9.6 Borrowers Agree to Pay or Reimburse Lender's Expenses. To the extent not prohibited by applicable law, Borrowers hereby jointly and severally agree to pay all costs and expenses and reimburse Lender for any and all expenditures of every character actually and reasonably incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with:

                  (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility secured by the Credit Papers, including legal, accounting and auditing services and disbursements, or in connection with collecting or attempting to enforce or collect any Credit Paper.

                  (b) Lender's evaluating and protecting the Collateral.

                  (c) Lender's creating, perfecting and realizing upon Lender's security interest in and liens on the Collateral, and all costs and expenses relating to Lender's exercising any of its rights and remedies under any Credit Paper or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, litigation report fees, UCC search fees, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral, and all fees and expenses for any professional services actually and reasonably incurred relating to the Collateral or any operations conducted in connection therewith. Provided, that no right or option granted by any Borrower to Lender or otherwise arising pursuant to any provision of any Credit Paper shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection therewith for the benefit of any Borrower or any person or entity other than Lender. Borrowers agree jointly and severally to indemnify, defend and hold Lender, its shareholders, directors, officers, agents, attorneys, advisors and employees (collectively "Indemnified Parties") harmless from and against any and all Environmental Liabilities and any and all other loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from any Credit Paper or any transaction or event contemplated therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. results from the gross negligence or willful misconduct of that Indemnified Party). If any person or entity (including any Borrower or any of its affiliates) ever alleges gross negligence or willful misconduct by an Indemnified Party, the full amount of indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time -- if any -- as a court of competent jurisdiction enters a final judgment as to the indemnification liability. Any amount to be paid under this Section by any Borrower to Lender shall be a demand obligation owing by Borrower to Lender and shall bear interest from the date of expenditure until paid at the Past Due Rate.

         9.7 Amendments in Writing. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Borrowers and Lender. Any waiver or consent with respect to this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

         9.8 Notices. Any notice, request or other communication required, desired or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service, by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or by delivering the same with delivery charges prepaid to a reputable overnight courier service (such as Fed Ex, Airborne, Purolator or DHL) addressed to the respective parties at the addresses below (and if so given, shall be deemed given on the next Business Day after having been so mailed or delivered to such courier service):

If to Lender:

Chase Bank of Texas, National Association
712 Main Street, 6th Floor
Houston, Texas 77002
Attention:  Michael W. Nicholson
Phone:  (713) 216-5335
Fax:  (713) 216-1567

If to Borrowers:

c/o American Business Financial Services, Inc.
BalaPointe Office Centre
111 Presidential Boulevard, Suite 102
Bala Cynwyd, Pennsylvania 19004
Attention:  Amedeo G. Piccioni, Treasurer
Phone: (610) 617-4942
Fax: (610) 668-1132

with a copy to:

American Business Financial Services, Inc.
BalaPointe Office Centre
111 Presidential Boulevard, Suite 127
Bala Cynwyd, Pennsylvania 19004
Attention:  Jeffrey M. Rubin, Esq.
Executive Vice President and General Counsel
Phone: (610) 668-2440
Fax: (610) 668-4164

Borrowers' address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Lender and shall be the most recent such address furnished in writing by Borrowers to Lender. Lender's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Borrower and shall be the most recent such address furnished in writing by Lender to Borrowers. Notices may also be transmitted by telecopier provided that each such telecopy transmission is promptly confirmed by the receiver upon the request of the sender and the original notice, duly executed, is promptly deposited in the United States mail to be delivered to the addressee of such notice. Actual notice, however and from whomever given or received, shall always be effective when received unless such written notice otherwise provides. Whenever notice by fax by Borrowers is permitted hereunder, it is intended for the convenience of Borrowers, and Lender may rely on, and shall not be liable for acting (or refraining from acting) upon, any notice, instruction or request purporting to have been signed or presented by the proper party unless such action (or refrain from action) constitutes gross negligence or willful misconduct.

         9.9 Lender's Offset Rights. Lender is hereby authorized at any time and from time to time after the occurrence of an Event of Default, without notice to any person or entity (and each Borrower hereby WAIVES any such notice) to the fullest extent permitted by law (including state and federal bankruptcy and insolvency laws), to set-off and apply any and all monies, securities and other Properties of any or all Borrowers now or in the future in the possession, custody or control of Lender, or on deposit with or otherwise owed to any Borrower by Lender -- including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise (but excluding those accounts clearly designated as escrow or trust accounts held by any Borrower for others unaffiliated with such Borrower, and also excluding any account against which the Lender has setoff rights under the 10/98 Credit Agreement unless such setoff rights have been waived or extinguished by payment in full of the Debt under the 10/98 Credit Agreement or by any other means) -- against any and all of Borrowers' obligations to Lender now or hereafter existing under this Agreement, irrespective of whether Lender shall have made any demand under this Agreement. Lender agrees to use reasonable efforts to promptly notify any Borrower after any such set-off and application, provided that failure to give -- or delay in giving -- any such notice shall not affect the validity of such set-off and application or impose any liability on Lender. Lender's rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

         9.10 Venue. This Agreement is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Each Borrower irrevocably hereby agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Each Borrower irrevocably hereby submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Credit Paper brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Borrower further irrevocably hereby consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Borrower at its address as provided in this Agreement. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrowers, or any of them, in any jurisdiction or to serve process in any manner permitted by applicable law. Each Borrower hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         9.11 Rights Cumulative; Delay Not Waiver. Lender's exercise of any right, benefit or privilege under any of the Credit Papers or any other papers or at law or in equity shall not preclude the concurrent or subsequent exercise of Lender's other present or future rights, benefits or privileges. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law, the Credit Papers or any other papers. No failure by Lender to exercise, and no delay in exercising, any right under any Credit Paper or any other papers shall operate as a waiver thereof.

         9.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

         9.13 Release of Claims. To the maximum extent permitted by applicable law, each Borrower hereby releases, discharges and acquits forever Lender and its officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by such Borrower, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith (but not for Lender's gross negligence or willful misconduct), in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

         9.14 Entire Agreement. This Agreement, the Note and the other Credit Papers together embody the entire agreement and understanding between Borrowers and Lender with respect to the subject matter hereof and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Each Borrower acknowledges and agrees that there is no oral agreement between such Borrower and Lender which has not been incorporated in this Agreement, the Note and the other Credit Papers.

         9.15 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

         9.16 Sale and Assignment. Lender reserves the right, in its sole discretion, without notice to any Borrower or any other Person, to sell participations to the Lender's Affiliates, and with notice to the Borrowers to sell participations or assign its interest, or both, in all or any part of this Agreement, the Note, any of the other Credit Papers or any Loan; provided that the Lender agrees to neither sell participations or assign any such interest to any Person whom the Lender knows is antagonistic towards the Borrowers. Without limiting the foregoing, and notwithstanding anything contained in any Credit Paper to the contrary, Lender may at any time assign all or any portion of its rights under this Agreement, the Note and the other Credit Papers as collateral to a Federal Reserve Bank.

         9.17 NOTICE PURSUANT TO TEX. BUS. & COMM. CODE ss.26.02. THIS AGREEMENT, THE NOTE AND THE OTHER CREDIT PAPERS AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The rest of this page is intentionally blank; unnumbered counterpart signature page follows.]

EXECUTED effective as of the date first above written.

                                       CHASE BANK OF TEXAS,
                                        NATIONAL ASSOCIATION


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       AMERICAN BUSINESS CREDIT, INC.


                                       By:______________________________
                                                Albert Mandia, Executive
                                                Vice President and Chief
                                                Financial Officer

                                       HOMEAMERICAN CREDIT, INC.
                                       d/b/a UPLAND MORTGAGE

                                       By:______________________________
                                                Albert Mandia, Executive
                                                Vice President and Chief
                                                Financial Officer

                                        NEW JERSEY MORTGAGE &
                                          INVESTMENT CORP.


                                       By:______________________________
                                                Albert Mandia, Executive
                                                Vice President and Chief
                                                Financial Officer



        Unnumbered counterpart signature page for Loan Agreement between
         American Business Credit, Inc., et al, and Chase Bank of Texas,
            National Association, $5 million revolving line of credit

EXHIBITS:

A - Copy of the Class R Certificate
B - Request for Credit
C - Perfection Certificate
D - Compliance Certificate

SCHEDULES

S - List of the Borrowers' Subsidiaries

                           EXHIBIT A TO LOAN AGREEMENT



             (A copy of the Class R Certificate follows this page.)

                           EXHIBIT B TO LOAN AGREEMENT

                               REQUEST FOR CREDIT





Chase Bank of Texas, National Association
712 Main Street, 6th Floor
Houston, Texas 77002

Attention:  Mr. Michael W. Nicholson

Ladies and Gentlemen:

         The undersigned hereby certifies that he is the Executive Vice President and Chief Financial Officer of American Business Credit, Inc., HomeAmerican Credit, Inc. and New Jersey Mortgage & Investment Corp. ("Borrower"), and that as such is authorized to execute this Request for Credit (the "Request") on behalf of such Borrower pursuant to the Loan Agreement (as it may have been or may be supplemented, amended or restated from time to time, the "Loan Agreement") dated as of December 30, 1998, by and among American Business Credit, Inc, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, and New Jersey Mortgage & Investment Corp., as borrowers, and Chase Bank of Texas, National Association ("Lender"). The Loan requested hereby is to be in the amount set forth in (b) below and is requested to be made on December 31, 1998, which is a Business Day. On behalf of such Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

         a.       As of the date hereof:

                  (1)      The aggregate outstanding amount
                           of Loans is:                                                               $___0_______

                  (2)      The available Commitment -- the amount by which the
                           lesser of (i) the Commitment or (ii) 25% of the Class
                           R Certificate's Value exceeds
                           the amount in (a)(1) above, if positive-- is:                              $5,000,000.00
                                                                                                      -------------

         b. If and only if the available Commitment is positive, such Borrower hereby requests under this Request a Loan in the amount of $5,000,000.00 (which is no more than the available Commitment).

                                    EXHIBIT B

         c. The representations and warranties made in each Credit Paper are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

         a. No Default has occurred and is continuing or will occur as a result of the requested Loan.

         Thank you for your attention to this matter.


                                                   Very truly yours,

                                                   ____________________________
                                                        Borrower's name


                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                           EXHIBIT C TO LOAN AGREEMENT

                             PERFECTION CERTIFICATE



         The undersigned, the Executive Vice President of each of the Borrowers (as defined in the Loan Agreement, collectively, the "Borrower"), hereby certifies to Chase Bank of Texas, National Association ("Lender"), a national banking association, as follows:

         1. Names. (a) The exact corporate name of Borrower as it appears in its organizational documents is as follows:

                  American Business Credit, Inc.
                  Home American Credit, Inc. d/b/a Upland Mortgage New Jersey Mortgage and Investment Corp.
                  ABFS 1998-2, Inc.

                  (b) The following is a list of all other names (including trade names or similar appellations) used by Borrower or any of its divisions or other business units at any time during the past five years:

                  Home American Credit, Inc. d/b/a Upland Mortgage

                  (c) The following is a list of all federal tax identification numbers used at any time during the past five years by any entity described in
(a) or (b) of this Section:

                  ABC, Inc.                                   23-2493400
                  HAC, Inc. d/b/a Upland Mortgage             23-2646780
                  ABFS 1998-2, Inc.                           51-0381734
                  NJMIC                                       22-1153363

                  (d) Borrower shall not, and shall not permit any of its divisions or other business units to, use any names (including trade names or similar appellations) other than those described in (a) or (b) of this Section and other than the following:

           [to be determined and provided to Lender before actual use]

                  (e) The following is a description of each change by Borrower of its identity or corporate structure in any way within the past five (5) years:

              HAC, Inc. became HAC, Inc. d/b/a Upland Mortgage  February 1, 1996
              ABC, Inc. acquired NJMIC                          October 27, 1997


                                    EXHIBIT C

         2. Locations. The chief executive office of Borrower is located at the following address:

                  111 Presidential Blvd., Suite 127
                  Bala Cynwyd, PA  19004

        3.        Prior Locations.

                  (a) During the past five (5) years, Borrower has not maintained any chief executive office other than the chief executive office described in Section 2 above, except for executive offices maintained by:

                  ABC at: 301 City Line Avenue
                                   Bala Cynwyd, PA  19004
                  HAC at: 301 City Line Avenue
                                   Bala Cynwyd, PA  19004
                  NJMIC at:        5 Becker Farm Road
                                   Roseland, NJ  07068

        EXECUTED _____________.


By:
        Jeffrey M. Ruben, Executive
          Vice President of Borrower

                                    EXHIBIT C

                           EXHIBIT D TO LOAN AGREEMENT

                             COMPLIANCE CERTIFICATE

        The undersigned hereby certifies that he is the Executive Vice President and Chief Financial Officer of American Business Credit, Inc., HomeAmerican Credit, Inc. and New Jersey Mortgage & Investment Corp., and that as such is authorized to execute this certificate on behalf of all of the Borrowers pursuant to -- and as that term is defined in -- the Loan Agreement (the "Loan Agreement") dated as of December 30, 1998 by and among American Business Credit, Inc., HomeAmerican Credit, Inc., and New Jersey Mortgage and Investment Corp. (the "Borrowers") and Chase Bank of Texas, National Association (the "Lender"); and that a review of Borrowers and their Subsidiaries has been made under [his] [her] supervision with a view to determining whether Borrowers have fulfilled all of their obligations under the Loan Agreement and the other Credit Papers; and on behalf of Borrowers further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

                  (a) Borrowers have fulfilled their obligations under the Credit Papers.

                  (b) The representations and warranties made in each Credit Paper are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

                  (c) The financial statements delivered to Lender concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated.

                  (d) No Default has occurred and is continuing.

                  (e) No Event of Default has occurred and is continuing.

                  (f) No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of any Borrower since the date of the Loan Agreement.

         DATED as of ______________________.


Name:_________________________
Title:___________________________


                                    EXHIBIT D

                          SCHEDULE S TO LOAN AGREEMENT

                             Borrowers' Subsidiaries

The Borrowers' Subsidiaries as of the effective date of the Loan Agreement are as follows:

--------------------- ------------------------- ---------------------- ---------------------- ----------------------

      Borrower            Subsidiary Name             State of              Subsidiary           If not directly
                                                    Subsidiary's        Organizational Type      owned, name of
                                                    Organization        (e.g., corporation)       Subsidiary's
                                                                                                immediate parent
--------------------- ------------------------- ---------------------- ---------------------- ----------------------

ABC                   PSC                       PA                     corporation
--------------------- ------------------------- ---------------------- ---------------------- ----------------------

ABC                   HAC d/b/a Upland          PA                     corporation
--------------------- ------------------------- ---------------------- ---------------------- ----------------------

ABC                   ABL                       PA                     corporation
--------------------- ------------------------- ---------------------- ---------------------- ----------------------

ABC                   ABC Holdings              PA                     corporation
--------------------- ------------------------- ---------------------- ---------------------- ----------------------

NJMIC                 FLC                       NJ                     corporation
--------------------- ------------------------- ---------------------- ---------------------- ----------------------


                                    EXHIBIT D